SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 11, 2013
Date of Report (Date of earliest event reported)

New Energy Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-127953
(Commission File Number)

59-3509694
(I.R.S. Employer Identification No.)

9192 Red Branch Rd.
Suite 110
Columbia, Maryland 20866
(Address of principal executive offices)

(800) 213-0689
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8. Other Events

On February 11, 2013, New Energy Technologies, Inc. (the “Company”) was informed that Kalen Capital Holdings LLC, a shareholder owning in excess of 10% of the Company’s issued and outstanding shares of common stock, entered into a pre-arranged stock trading plan. Under the trading plan Kalen Capital Holdings LLC may sell up to 766,666 shares of the Company’s common stock. Sales of the Company’s common stock pursuant to the trading plan, if any, will begin no earlier than March 11, 2013.

The plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock. Using these plans, individuals can prudently and gradually diversify their investment portfolios over an extended period of time.

The Company undertakes no obligation to report on Form 8-K any Rule 10b5-1 plans that may be adopted by any of its officers, directors or shareholders or to report on Form 8-K any modifications or termination of any publicly announced trading plans, except to the extent required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on February 12, 2013.

New Energy Technologies, Inc.

By:	/s/ John Conklin
John Conklin
President & Chief Executive Officer

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